RADIANCY INC.

Condensed Consolidated Financial Statements

As of and for the nine-month period ended September 30, 2011 (Unaudited)

RADIANCY INC.

Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2011 (Unaudited)

TABLE OF CONTENTS

Page
Condensed Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Condensed Consolidated Financial Statements	6 – 13

RADIANCY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share and per share amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current Assets

Cash and cash equivalents	32,791	7,581
Deposits	—	14,500
Accounts receivable (net of allowance for doubtful accounts)	11,382	6,980
Deferred income taxes	7,119	1,957
Other current assets	1,932	2,030
Inventories	12,395	11,113

Total current assets	65,619	44,161

Funds in Respect of Employee Rights upon Retirement and other	490	437

Property and Equipment, net	791	759

Intangible Assets, net	1,010	1,030

Total assets	67,910	46,387

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	5,072	5,192
Other current liabilities	12,639	11,255
Deferred revenues	972	203

Total current liabilities	18,683	16,650

Long-term Liabilities

Deferred revenues	1,101	394
Liability for employee rights upon retirement	492	443

	1,593	837

Total liabilities	20,276	17,487

Stockholders’ Equity

Convertible preferred stock, $0.005 par value, authorized 2,011,249 shares, issued and outstanding 1,748,928 shares as of September 30, 2011 and December 31, 2010 (liquidation preference of convertible preferred stock in an amount of US$ 4,348 thousand)	9	9
Common stock, $0.005 par value, authorized 15,084,370 shares, as of September 30, 2011 and December 31, 2010 issued and outstanding 10,595,036 shares as of September 30, 2011 and 8,507,444 shares as of December 31, 2010	53	42
Additional paid-in capital	32,050	15,616
Treasury stock, 275,654 shares as of September 30, 2011 and December 31, 2010	(274)	(274)
Retained earnings	15,796	13,507

Total stockholders’ equity	47,634	28,900

Total liabilities and stockholders’ equity	67,910	46,387

The accompanying notes are an integral part of the financial statements.

RADIANCY INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands of US dollars)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Revenues	34,745	27,861	103,333	47,182
Cost of revenues	8,142	6,728	20,054	12,986

Gross profit	26,603	21,133	83,279	34,196

Research and development expenses	281	236	700	569
Selling and marketing expenses	15,468	9,778	45,505	15,852
General and administrative expenses (Note 3)	4,540	1,718	36,279	3,205

Operating income	6,314	9,401	795	14,570
Financing income (expenses), net	(91)	(25)	101	(292)

Income before income tax	6,223	9,376	896	14,278
Income tax (expenses) benefit	(1,974)	(3,531)	1,393	(5,606)

Net income for the period	4,249	5,845	2,289	8,672

Basic and diluted earnings per common share attributable to Company’s common stockholders (Note 5)
Basic	0.34	0.57	0.21	0.85

Diluted	0.3	0.50	0.18	0.74

Basic and diluted weighted average number of common shares outstanding
Basic	10,593,240	8,507,444	9,202,709	8,507,444

Diluted	11,434,335	9,220,525	9,921,635	9,220,525

The accompanying notes are an integral part of the financial statements.

RADIANCY INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands of US dollars, except share amounts)

	Preferred stock		Common stock			Additional paid-in	Treasury	Retained	Stockholders’
	Number	Amount	Number	Amount		capital	Stock	earnings	equity
Balance at December 31, 2010	1,748,928	9	8,507,444	42		15,616	(274)	13,507	28,900
Exercise of options	—	—	42,021	—	(**)	9	—	—	9

Stock based compensation (*):

Grant of stock options	—	—	—	—		2,573	—	—	2,573
Grant of common stock	—	—	2,045,571	11		13,852	—	—	13,863

Gain for the period	—	—	—	—		—	—	2,289	2,289

Balance at September 30, 2011 (unaudited)	1,748,928	9	10,595,036	53		32,050	(274)	15,796	47,634

(*)	See Note 3.
(**)	Less than US$ 1 thousand.

The accompanying notes are an integral part of the financial statements.

RADIANCY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

	Nine months ended September 30,
	2011	2010
	(Unaudited)
Cash flows from operating activities:

Net income for the period	2,289	8,672

Adjustments to reconcile net income to net cash from operating activities:

Stock based compensation - grant of stock options	2,573	324
Stock based compensation - grant of common stock	13,863	—
Depreciation and amortization	274	294
Allowance for doubtful debts	2,378	785
Allowance for sales returns	1,113	3,873
Accrued interest on long-term loan	—	72
Deferred income taxes	(5,162)	1,411

Changes in operating assets and liabilities:

Accounts receivable	(6,780)	(5,736)
Inventories	(1,282)	(1,426)
Other current assets	98	(1,536)
Accounts payable	(120)	1,460
Other current liabilities	271	5,734
Deferred revenues	1,476	362
Liability for employee rights upon retirement	49	99

Net cash provided by operating activities	11,040	14,388

Cash flows from investment activities:

Proceeds from deposit	14,500	—
Purchase of fixed assets	(229)	(45)
Amounts carried to patents	(57)	(62)
Increase in funds in respect of employee rights upon retirement, net of withdrawals	(53)	(100)

Net cash provided by (used in) investment activities	14,161	(207)

Cash flows from finance activities:

Proceeds from exercise of stock options	9	—

Net cash provided by finance activities	9	—

Net increase in cash and cash equivalents	25,210	14,181
Balance of cash and cash equivalents at beginning of the period	7,581	10,449

Balance of cash and cash equivalents at end of the period	32,791	24,630

Supplemental disclosures of cash flow information:
Cash paid/refund during the year for:
Income tax
Payment	6,370	27

Refund	116	139

Interest
Receipt	196	60

The accompanying notes are an integral part of the financial statements.

RADIANCY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

A.	Radiancy Inc. (hereinafter – the “Company” or “Radiancy”) was incorporated as a Delaware Corporation in October 1998. The Company operates in New York and in Israel through its wholly-owned subsidiary, Radiancy (Israel) Ltd. (collectively: the “Group”). The Group designs, develops, manufactures and sells medical and aesthetic light and heat-based products for skin care, and personal care systems.

In the past few years, the Company succeeded in taking professional technologies geared towards physicians and med-spas to the home use market utilizing a variety of channels including Direct Response, retail outlets and home shopping networks.

B.	Use of estimates in the preparation of financial statements

The preparation of condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

C.	As described in Note 3B, on December 13, 2011, the Company was merged with PHMD Merger Sub, Inc., a wholly owned subsidiary of PhotoMedex, Inc. in a transaction that is considered for accounting purposes as “Reverse Acquisition” in accordance with ASC Topic 805 - 40, Business Combinations - Reverse Acquisitions. As a result, unless otherwise noted, all share and per share amounts for all periods presented have been retroactively adjusted to give effect to the exchange ratio 2.011 according to which the former shareholders of the Company (common and preferred) were entitled to receive 15,084,370 shares of PhotoMedex, Inc. in exchange for their respective shares of the Company. In addition, all stock options amounts were remained as originally issued but were presumed as exercisable to an adjusted number of common stock, after the effect of the exchange ratio that was established in the Merger.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments necessary (consisting of normal recurring adjustments) for a fair presentation of the Company’s financial position at September 30, 2011 and the results of its operations and cash flow for each of the three and nine month periods then ended.

The unaudited interim financial statements were prepared on a basis consistent with the Company’s annual financial statements for the year ended December 31, 2010. Results of operations for the three and nine month periods ended September 30, 2011 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2011.

RADIANCY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

NOTE 3 - SIGNIFICANT EVENTS DURING THE PERIOD AND SUBSEQUENT BALANCE SHEET DATE

A.	On June 30, 2011, the Board of Directors of the Company authorized its Chairman of the Board to award its Chief Executive Officer (i) a stock award of up to 2,045,571 shares of the Company’s common stock and (ii) a cash bonus as a “gross-ups” for compensation of tax payments (tax obligations, withholdings and other tax-related liabilities in connection with the stock award and cash award). On June 30, 2011, the full 2,045,571 shares and the cash award as a “gross-ups” for reimbursement of tax payments were authorized by the Chairman of the Board.

In addition, on June 30, 2011, the Board of Directors of the Company approved a grant to certain directors, executives and employees of the Company of 732,292 stock options at an exercise price of US$ 0.01, to purchase shares of the Company’s common stock (each option is exercisable to 2.011 common stock). The contractual term of each option is 10 years from the date of grant.

The vesting terms of the options are as follows:

1.	616,155 options were granted with vesting terms of: (i) 33% of the options on June 30, 2012; and (ii) as to the remaining options, 8 1/3% of the options on each of the end of the following 8 quarters: September 30, 2012; December 31, 2012; March 31, 2013; June 30, 2013; September 30, 2013; December 31, 2013, March 31, 2014, and June 30, 2014.

2.	49,470 options will be fully vested on June 30, 2012.

3.	66,667 options were fully vested on the Effective Date of Grant.

Upon consummation of the merger as described in Note 3B, the Board of Directors may accelerate the vesting periods so all outstanding options will become fully vested and call for conversion of the options into shares of common stock. Options that would not be exercised on the date of such acceleration would be forfeited. If such acceleration will not be determined by the Board of Directors, options that would not be exercised within the contractual term would be forfeited.

Out of the total options exercised into shares of common stock, the Company shall have the right to repurchase 532,253 shares of common stock at a price equal to the par value of such shares (US$ 0.005 par share) in the event of either the resignation or the termination for cause of the employment agreement of the employees with the Company or its subsidiary. The repurchase right will be subject to the vesting periods mentioned in section 1 above.

The fair value of options granted during the nine month period ended September 30, 2011 was determined on the date of the respective grant date using the Black-Scholes option-pricing model based on the following weighted average assumptions:

Dividend yield (%)	0.00%
Expected volatility (%) (*)	61.52%
Risk free interest rate (%) (**)	1.76%
Expected term of options (years) (***)	5

(*)	Due to the fact that the Company is a nonpublic entity, the expected volatility was based on the historic volatility of public companies which operate in the same industry sector.

(**)	The risk free interest rate represents the risk free rate of US$ zero – coupon US Government Bonds.

(***)	Due to the fact that the Company does not have historical exercise data, the expected term was determined based on the “simplified method”.

(****)	The fair value of the share was based on the most recent share prices, as applicable to each date.

RADIANCY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

NOTE 3 - SIGNIFICANT EVENTS DURING THE PERIOD AND SUBSEQUENT BALANCE SHEET DATE (cont.)

A.	(cont.)

The fair value estimation of the award was US$ 13.62 per option. The Company recorded a stock based compensation expense in the interim financial statements for the six and three month periods ended June 30, 2011, in an amount of US$ 27.1 million (including the cash bonus liability in an amount of US$ 12.3 million) in respect of the 2011 grants, regarding the entire grant to the Chief Executive Officer and regarding a grant of 66,667 options to a director since such grants were fully vested on the date of grant (June 30, 2011).

During the three month period ended September 30, 2011, the Company recorded stock based compensation in the amount of US$ 1.6 million in respect of 665,625 options to other directors, executives and employees.

The remaining grant to the other directors, executives and employees in an aggregate total amount of approximately US$ 7.4 million, will be recorded as a stock based compensation expense in future periods.

During the fourth quarter of 2011 due to the completion of the merger (see Note 3B) 1,362,543 options were exercised into 2,740,074 common shares.

B.	On July 4, 2011, Radiancy, Inc., PhotoMedex, Inc. (“PhotoMedex”), a company whose stock is listed on the NASDAQ, and PhotoMedex Merger Sub, Inc. (“Merger Sub”), wholly-owned subsidiary of the PhotoMedex, entered into an Agreement and Plan of Merger, pursuant to which, subject to certain conditions, PhotoMedex Merger Sub will merge with and into Radiancy (the “Merger”). Upon the consummation of the Merger, the separate existence of Merger Sub shall thereupon cease and Radiancy, as the surviving company in the Merger (hereafter sometimes referred to as the “Surviving Company” (“Surviving Company”), shall continue its corporate existence under the laws of the State of Delaware as a majority-owned subsidiary of PhotoMedex.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, PhotoMedex shall (i) cause to be paid or issued to stockholders of record of Radiancy newly issued common stock, par value US$0.01 per share, of PhotoMedex, in an amount equal to the sum of (A) three times the number of shares of PhotoMedex common stock that are issued and outstanding immediately prior to the consummation of the Merger (including, for these purposes, any shares of PhotoMedex common stock that are issuable upon conversion or exercise of any outstanding convertible securities at a conversion or exercise price that is less than US$25.00 per share, but excluding those certain options to purchase 95,200 shares of PhotoMedex common stock which are provided for in certain PhooMedex employees employment agreements), plus (B) 3,040,000 shares of PhotoMedex common stock, and (ii) cause to be paid or issued to the stockholders of record of PhotoMedex, warrants to purchase an aggregate of 846,467 shares of PhotoMedex common stock, and options to purchase 95,200 shares of PhotoMedex common stock in connection with certain employment agreements with the PhotoMedex. In additional 800,000 shares of Photomedex shall be deposited as escrow securities for indemnification purposes.

On October 31, 2011, Radiancy and PhotoMedex have agreed to enter into an Amended and Restated Agreement and Plan of Merger. The amended terms of the Merger Agreement provide, among other terms, that the section regarding the “Escrow” of the executed merger agreement shall be omitted and as a result the parties will not enter into an escrow agreement and no PhotoMedex shares will be deposited as escrow securities for indemnification purposes. The amended terms also provide that on the date of the closing and in addition to the merger consideration previously agreed, Photomedex shall cause to be paid or issued the 800,000 shares originally planned to be deposited as escrow securities, in the following manner:

(i) 600,000 shares of PhotoMedex Common Stock to stockholder of record of Radiancy in addition to the 3,040,000 shares of PhotoMedex common stock .

and

RADIANCY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

NOTE 3 - SIGNIFICANT EVENTS DURING THE PERIOD AND SUBSEQUENT BALANCE SHEET DATE (cont.)

B.	(cont.)

(ii) 179,800 warrants to purchase shares of PhotoMedex Common Stock to the stockholders of record of PhotoMedex, in addition to the 846,467 warrants and options to purchase 20,200 shares of PhotoMedex common stock in connection with certain employment agreements by and between PhotoMedex and certain employees of PhotoMedex in addition to the 95,200 options.

The Merger Agreement contains certain termination rights for both Radiancy and PhotoMedex and provides that, under certain circumstances, each of Radiancy and PhotoMedex, as the case may be, may be required to pay a termination fee. If either party terminates the Merger Agreement because of a change in board recommendation or if such party’s board of directors has approved an acquisition proposal or a superior offer, then such terminating party is required to pay a termination fee of US$3,000,000 to the other party. In addition, if there is a termination of the Merger Agreement due to a failure to satisfy certain of the conditions to closing of the Merger, the party so failing to satisfy such condition is required to pay to the other party a termination fee equal to US$1,500,000 plus reimbursement of the other party’s expenses. In addition, either party may terminate the Merger Agreement if the Merger is not consummated by January 31, 2012.

Following the merger agreement as described above, the company recognized a liability in the amount of $1 million according to a settlement agreement between Radiancy and Mr. Shalev and Dr. Azar (“former employees”) from August 7, 2006, as further described, in Note 8B (2) to the company’s annual consolidated financial statements for the 2010 year.

On December 13, 2011 Radiancy and PhotoMedex announced that their respective stockholders have voted to approve the adoption of the Amended and Restated Agreement and Plan of Merger, (the “Agreement”), dated as of October 31, 2011, among PhotoMedex, Radiancy, and PHMD Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of PhotoMedex. Pursuant to the Agreement, Merger Sub will merge with and into Radiancy, and Radiancy became a majority owned subsidiary of PhotoMedex. In connection with the Merger, PhotoMedex (i) caused to be paid or issued to stockholders of record of the Company, common and preferred (except with respect to treasury shares held by the Company subsidiary), an aggregate of 15,084,370 newly issued common stock, par value $0.01 per share, of Photomedex (the “Merger Consideration”), in exchange for their shares of the Company, reflecting an exchange ratio of 2.011 per share of the Company. In accordance with ASC Topic 805 - 40, Business Combinations - Reverse Acquisitions, the Company, whice is the legal acquiree in the Merger, was identified for accounting purposes as the accounting acquirer and therefore the transaction is considered for accounting purposes as “Reverse Acquisition”. See also note 1B above.

C.	On December 12, 2011, Radiancy (Israel), Ltd. a wholly-owned subsidiary of the Radiancy purchased 100% of the stock of a wholly-owned subsidiary of PhotoMedex. Photo Therapeutics Limited, a company organized under the laws of England and Wales (“PTL”) for an amount of US$ 24.59 million. The Purchase Price was determined based on the fair market value of PTL’s equity as of December 1, 2011.

NOTE 4 - INCOME TAXES

The Company’s effective tax rate is dependent upon the geographic distribution of our earnings or losses (mainly between US and Israel).

The difference between the Company’s effective tax rates for the nine and three month periods ended September 30, 2011 and the statutory rate (40.5%) resulted primarily from share-based compensation expense in US which affected the earnings of Radiancy, Inc. (see Note 3A) and the increase of unrecognized tax benefits associated with uncertain tax positions, offset by the Israeli subsidiary earnings taxed at rates lower than the federal statutory rate.

RADIANCY INC.

The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous and the Company is required to make many subjective assumptions and judgments regarding its income tax exposures. In addition, interpretations of and guidance surrounding income tax laws and regulations are subject to change over time. Any changes in the Company’s subjective assumptions and judgments could materially affect amounts recognized in its consolidated balance sheets and statements of income.

RADIANCY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

NOTE 5 - EARNINGS PER COMMON SHARE

The net income and the weighted average number of shares used in computing basic and diluted earnings per common share for the three and nine month periods ended September 30, 2011 and 2010, are as follows:

	US dollars
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2011	2010	2011	2010
Net income attributable to stockholder’s used for the computation of basic and diluted earnings per common share	4,249	5,845	2,289	8,672

Less: net income attributable to Convertible Preferred Stock	595	997	367	1,487
Net income available to common stockholders	3,654	4,848	1,922	7,185

	Number of shares
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2011	2010	2011	2010
Weighted average number of common shares used in the computation of basic earnings per common share	10,593,240	8,507,444	9,202,709	8,507,444
Add:
Weighted average number of additional common shares issued upon the assumed conversion of stock options(*)	841,095	713,081	718,926	713,081

Weighted average number of shares used in the computation of diluted earnings per common share	11,434,335	9,220,525	9,921,635	9,220,525

(*)	The shares resulting from the potential exercise of stock options was determined to be anti dilutive and therefore they have been excluded from the calculation of earning per common stock for the three and nine month periods ended September 30, 2011 and 2010.

NOTE 6 - SEGMENT INFORMATION

A.	For management purposes, the Company has two reportable segments categorized by product type, as follows:

1.	Professional products – the activities of this segment are focused on design, development manufacturing and selling of medical and esthetic light and heat based products for skin care.

2.	Consumer products – the activities of this segment are focused on design, development, manufacturing and selling of long-term hair reduction and acne consumer products.

The Company has no inter-segment transactions.

The Group analyzes segment performance based on revenue and gross profit, but does not allocate operating expenses or assets to segments. Accordingly, the Company has presented only the revenues and the gross profits derived by the segments.

	Professional products	Consumer products	Total
	(Unaudited)
Three month period ended September 30, 2011
Revenue from external customers	1,113	33,632	34,745

Gross profit	690	25,913	26,603

Operating expenses			20,289

Income from operation			6,314
Financial expense, net			(91)

Income before income tax			6,223

RADIANCY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

NOTE 6 - SEGMENT INFORMATION

A.	(cont.):

	Professional products	Consumer products	Total
	(Unaudited)
Three month period ended September 30, 2010
Revenue from external customers	531	27,330	27,861

Gross profit	217	20,916	21,133

Operating expenses			11,732

Income from operation			9,401
Financial expense, net			(25)

Income before income tax			9,376

Nine month period ended September 30, 2011
Revenue from external customers	3,615	99,718	103,333

Gross profit	2,282	80,997	83,279

Operating expenses			82,484

Income from operation			795
Financial income, net			101

Income before income tax			896

Nine month period ended September 30, 2010
Revenue from external customers	2,151	45,031	47,182

Gross profit	1,163	33,033	34,196

Operating expenses			19,626

Income from operation			14,570
Financial expense, net			(292)

Income before income tax			14,278

RADIANCY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

NOTE 6 - SEGMENT INFORMATION

B.	Geographic information:

Sales

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Europe (including Israel)	1,964	144	4,947	2,492
North America (*)	23,958	11,451	71,807	19,181
South America	285	66	1,230	413
Asia Pacific (**)	8,538	16,200	25,349	25,096

Total	34,745	27,861	103,333	47,182

(*) USA – US$	18,952	9,271	60,888	16,846

(**) Japan – US$	8,373	15,784	23,929	24,557

Long-lived assets

	September 30, 2011	December 31, 2010

	(Unaudited)
Europe (Israel)	791	755
North America	—	4
South America	—	—
Asia Pacific	—	—

Total	791	759

Geographic information for sales is determined based on customer location.

Long-lived assets were classified based on major geographic areas in which the group operates.

C.	Major customers

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Customer A	24%	57%	23%	52%

Customer B	6%	1%	9%	4%